UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 7, 2010

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2010, the Board of Directors of The Boeing Company (the “Company”) elected Edward M. Liddy, a partner in the private equity investment firm of Clayton, Dubilier & Rice, LLC since January 2010, as a new director. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as interim Chairman and Chief Executive Officer of American International Group, Inc. (“AIG”) from September 2008 until August 2009. Mr. Liddy served as Chairman of The Allstate Corporation from 1999 until his retirement in 2008, Chief Executive Officer from 1999 until 2006 and President and Chief Operating Officer from 1994 until 1998. Mr. Liddy also serves on the board of directors of 3M Company and served on the Board of Directors of the Company from 2007 until 2008.

The Board of Directors of the Company has appointed Mr. Liddy to the Audit Committee and the Finance Committee.

Mr. Liddy will participate in the Company’s nonemployee director compensation program, which is described on pages 14 to 16 of the Company’s proxy statement for its 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 15, 2010, and which includes an annual cash retainer fee of $100,000 and an annual grant of retainer stock units valued at $130,000.

A copy of the Company’s press release announcing the election of Mr. Liddy is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2010, the Board of Directors approved and adopted an amendment to Article II, Section 1 of the By-Laws of The Boeing Company to increase the number of directors from twelve to thirteen. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on June 7, 2010

99.1	Press Release dated June 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ MICHAEL F. LOHR
Michael F. Lohr Vice President, Corporate Secretary and Assistant General Counsel

Dated: June 10, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on June 7, 2010

99.1	Press Release dated June 10, 2010